Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

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In re:

SUNDANCE ENERGY INC., et al.,[1]

Debtors.

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x : : : : : : x	Chapter 11 Case No. 21-30882 (DRJ) (Jointly Administered)

NOTICE OF EFFECTIVE DATE AND ENTRY OF FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER (I) APPROVING THE DISCLOSURE STATEMENT AND (II) CONFIRMING THE JOINT PREPACKAGED PLAN OF REORGANIZATION FOR SUNDANCE ENERGY INC. AND ITS AFFILIATE DEBTORS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS, EQUITY INTEREST HOLDERS, AND OTHER PARTIES-IN-INTEREST:

PLEASE TAKE NOTICE that on March 10, 2021, Sundance Energy Inc. and its affiliated debtors, as debtors and debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) filed the Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code [Docket No. 21] (together with the Plan Supplement, in each case as may be amended, modified, or supplemented from time to time, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that a hearing to consider confirmation of the Plan was held before the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on April 19, 2021.

PLEASE TAKE FURTHER NOTICE that on April 19, 2021, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving Disclosure Statement and (II) Confirming Joint Prepackaged Plan of Reorganization for Sundance Energy Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code [Docket No. 181] (the “Confirmation Order”) confirming the Plan.

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are Sundance Energy Inc. (9225), Sundance Energy, Inc. (3113), Armadillo E&P, Inc. (2735), and SEA Eagle Ford, LLC (8743). The Debtors’ address is 1050 17th Street, Suite 700, Denver, CO 80265.

[2]	Capitalized terms used in this notice but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan was substantially consummated, and the Effective Date (as defined in the Plan) of the Plan occurred, on April 23, 2021.

PLEASE TAKE FURTHER NOTICE that any party in interest who wishes to continue to receive service of court filings must file a request for such notice with the Bankruptcy Court under Bankruptcy Rule 2002. Parties who previously filed such notices must file new notices if they wish to continue to receive service of court filings.

PLEASE TAKE FURTHER NOTICE that the Plan, the Confirmation Order, and all other pleadings filed with, and orders granted by, the Bankruptcy Court may be viewed for free at the website of the Solicitation Agent at: https://cases.primeclerk.com/sundanceenergy, or for a fee on the Bankruptcy Court’s website at www.txs.uscourts.gov.

Signed: April 23, 2021 Houston, Texas	Respectfully Submitted,
/s/ Timothy A. (“Tad”) Davidson II
Timothy A. (“Tad”) Davidson II (TX Bar No. 24012503)
Ashley L. Harper (TX Bar No. 24065272)
Philip M. Guffy (TX Bar No. 24113705)
HUNTON ANDREWS KURTH LLP
600 Travis Street, Suite 4200
Houston, Texas 77002

Tel:	713-220-4200
Fax:	713-220-4285
Email:	taddavidson@HuntonAK.com
ashleyharper@HuntonAK.com
pguffy@HuntonAK.com

-and-

David A. Hammerman (admitted pro hac vice) Keith A. Simon (admitted pro hac vice) Annemarie V. Reilly (admitted pro hac vice) Jeffrey T. Mispagel (admitted pro hac vice)
LATHAM & WATKINS LLP 885 Third Avenue New York, New York 10022

Tel:	212-906-1200
Fax:	212-751-4864
Email:	david.hammerman@lw.com
keith.simon@lw.com
annemarie.reilly@lw.com
jeffrey.mispagel@lw.com

Counsel for the Debtors and Debtors-in-Possession

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